Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report, dated March 16, 2015, with respect to the financial statements of Iveda Solutions, Inc. for the years ended December 31, 2014 and 2013 included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-202787) and related prospectus filed on April 17, 2015. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ AWC (CPA) Limited

AWC (CPA) Limited

Hong Kong

Dated: May 12, 2015